Exhibit 99.1

Scientific Games Announces First Quarter 2011 Results

First Quarter Revenue Increased Approximately 2.5% vs. Prior-Year Period Excluding the Racing Business

NEW YORK, May 10, 2011 - Scientific Games Corporation (Nasdaq: SGMS) today announced results for the first quarter ended March 31, 2011.

Summary Financial Results
($ in millions, except per share amounts)

	Three Months Ended March 31,
	2011	2010
Revenue	$196.7	$216.3
Operating income	14.4	21.5
Attributable EBITDA	75.0	76.6

Net (loss)/income	(6.9)	4.9
Net (loss)/income per share	(0.08)	0.05

Total capital expenditures	21.8	21.9
Free cash flow	$26.8	$18.9

Attributable EBITDA and free cash flow as used herein are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and reconciled to GAAP financial measures in the accompanying tables.

The 2010 results reported in this press release include the results of operations of the Company’s racing and venue management businesses (the “Racing Business”), which was sold on October 5, 2010. See the financial tables at the end of this release for a reconciliation of both the Company’s results and the Diversified Gaming Group’s results to the respective results excluding the Racing Business for the 2010 period.

Business Highlights

▪
Scientific Games’ U.S. instant ticket and lottery systems customers’ retail sales increased approximately 4.3% and 6.4%, respectively, in the first quarter of 2011 compared to the first quarter of 2010, based on third-party data

▪	China Sports Lottery instant ticket retail sales increased 37.7% in the first quarter of 2011 versus the prior-year period
▪	Italian instant ticket retail sales increased 9.7% in the first quarter of 2011 versus the prior-year period
▪	Global Draw commenced the roll-out of terminals to Ladbrokes’ betting shops in the U.K., adding approximately 4,300 terminals during the quarter
▪	Global Draw’s U.K. gross win per machine per day, excluding the recently deployed Ladbrokes’ terminals, increased 4.6% in the first quarter of 2011 versus the prior-year period
▪	Announced definitive agreement to acquire Barcrest Group Limited, a leading supplier of gaming content and terminals in Europe, which is anticipated to close in the third quarter of 2011
▪	Selected as the primary instant ticket vendor in New York through July 2018, subject to final contract
▪	Awarded contract to be the primary instant ticket vendor in Missouri through June 2014, with additional seven one-year extension options held by the Lottery
▪	Signed contract to be the primary instant ticket vendor in Colorado, and executed a two-year extension for the Colorado online contract through October 2014
▪	Signed agreement with the Iowa Lottery for MDI’s Properties Plus® internet-based player loyalty program, including 2nd Chance Promotional Games, Play It Again drawings and Points for Prizes®

Jeffrey Lipkin, Senior Vice President and Chief Financial Officer, stated, “During the quarter we saw continued strengthening of key performance indicators in each of our business segments, which translated into improved like-for-like consolidated revenue. In fact, we experienced only a modest decrease in attributable EBITDA despite the loss of attributable EBITDA from the sale of the Racing Business.  With two consecutive quarters of positive trends, we believe we are building strong momentum in our lottery and gaming businesses.”

Chairman and Chief Executive Officer A. Lorne Weil commented, “We believe the Company is entering a new and exciting period as we’re executing on the key growth initiatives outlined late last year. We’ve realized improved performance in both China and Italy, increased our installed base of server-based gaming machines, broadened the reach of our internet-based services, and are now preparing for the launch of the first private management contract in the U.S. with the Illinois Lottery. Additionally, the pending acquisition of Barcrest will enable us to offer best-of-breed content to our state-of-the-art server-based gaming network, which we believe will drive cash box performance for our customers and, in turn, revenue for our Company.”

First Quarter Financial Results
Revenue was $196.7 million in the first quarter of 2011 compared to $216.3 million in the first quarter of 2010. The decrease in revenue was primarily due to the sale of the Racing Business. Excluding the results of the Racing Business in the first quarter of 2010 ($24.5 million), revenue in the first quarter of 2011 increased 2.5% versus the prior-year period.

Operating income was $14.4 million in the first quarter of 2011 compared to operating income of $21.5 million in the prior-year period. This primarily reflects the sale of the Racing Business, accelerated depreciation of Global Draw’s existing back-end platform technology as a result of the business’s migration to a new technology, and increased selling, general and administrative expenses, partially offset by increases in operating income in the Lottery Systems Group ($2.6 million) and the Printed Products Group ($1.4 million).

Joint venture EBITDA was $21.2 million in the first quarter of 2011, compared to $18.7 million in the prior-year period, primarily due to higher EBITDA from the Company’s Italy and China joint ventures. Attributable EBITDA was $75.0 million in the first quarter of 2011, compared to $76.6 million in the prior-year period.

Net loss in the first quarter of 2011 was $6.9 million, or $0.08 per share, compared to net income of $4.9 million, or $0.05 per share, in the prior-year period. In addition to the impact of the above-mentioned items, the decline in net income was attributable to higher interest expense ($1.7 million), increased income tax expense ($3.4 million) and lower equity in earnings of joint ventures ($6.5 million).  This decline was primarily due to the structure of Lotterie Nazionali S.r.l. (“LNS”), the Company’s joint venture that holds the concession for the Italian instant ticket lottery.  The Company’s share of net earnings from Italy are now reported on an after-tax basis and reflect amortization of the upfront fee for the concession, which together reduced equity in earnings of the joint venture by approximately $9.2 million in the first quarter of 2011 compared to the prior-year period. These items were partially offset by a change in other income ($7.0 million) primarily due to a loss on a foreign currency hedge in the first quarter of 2010.

Net loss for the first quarter of 2011 was also impacted by the following items (which are adjustments to “consolidated EBITDA” under the Company’s credit agreement and reflected on a pre-tax basis in attributable EBITDA), presented below on an after-tax basis:
▪	specified permitted add-backs of $1.7 million, primarily consisting of professional fees related to the pending acquisition of Barcrest,
▪	deferred contingent incentive compensation expense of $0.7 million related to the Company’s Asia-Pacific business,
▪	royalties and fees of $0.3 million related to Global Draw’s new technology platform,
▪	debt-related fees and charges of $0.1 million,
▪	transaction expenses related to the sale of the Racing Business of $0.04 million, and
▪	stock-based compensation expense of $4.5 million.

By way of comparison, net income for the first quarter of 2010 was impacted by the following items (which are adjustments to “consolidated EBITDA” under the Company’s credit agreement and reflected on a pre-tax basis in attributable EBITDA), presented below on an after-tax basis:
▪	professional fees and a loss on a foreign currency hedge related to the Italian instant ticket tender process of $0.6 million and $4.0 million, respectively, and
▪	stock-based compensation expense of $4.4 million.

Printed Products Group
Printed Products Group revenue was $115.6 million in the first quarter of 2011, compared to $112.0 million in the first quarter of 2010.  This increase primarily reflects higher revenue from international customers ($4.4 million) driven by increased sales to LNS.  This was partially offset by a decline in revenue from U.S. customers compared to the prior-year period, principally due to the strong sales in the first quarter of 2010 from the ramp up of new instant ticket lotteries in Arkansas (began in September 2009) and Puerto Rico (began in December 2009), along with the timing of instant ticket sales to certain customers. The Company also realized lower phone card sales compared to the prior-year period ($0.8 million).

Operating income of $28.7 million in the first quarter of 2011 increased from $27.3 million in the first quarter of 2010.  This improvement was primarily the result of higher revenue versus the prior-year period.

Lottery Systems Group
Lottery Systems Group revenue was $56.4 million in the first quarter of 2011, compared to revenue of $57.9 million in the first quarter of 2010.  These results reflect a 2.1% increase in service revenue, primarily due to higher retail sales of Mega Millions® games as a result of larger jackpots and an increase in instant ticket validation revenue in the U.S. ($2.0 million), along with an increase in instant ticket validation revenue in China ($1.3 million).  The service revenue increase was partially offset by the loss of contracts in New Hampshire and Vermont in July 2010 ($2.1 million) and the rate reduction in China. The decline in sales revenue was primarily the result of a large hardware order to a European customer in the prior-year period.

Operating income was $10.1 million in the first quarter of 2011, compared to operating income of $7.6 million in the first quarter of 2010. This increase was primarily the result of a higher and more profitable mix of service revenue versus the prior-year period, as well as a benefit from the favorable resolution of a legal matter ($1.1 million) and a reduction in communication costs ($0.7 million).

China Sports Lottery retail sales increased by 37.7% in the first quarter of 2011 versus the prior-year period, primarily driven by the introduction of new 20 RMB price-point games and the first NBA® branded instant ticket, expansion of the retailer and validation network, along with the launch of a significant advertising campaign.

Diversified Gaming Group
Diversified Gaming Group revenue was $24.6 million in the first quarter of 2011, compared to revenue of $46.5 million in the first quarter of 2010. The decrease in revenue was principally due to the sale of the Racing Business. Excluding the Racing Business in the first quarter of 2010 ($24.5 million), Diversified Gaming Group revenue increased by $2.7 million, or 12.3%, in the first quarter of 2011 versus the prior-year period. This increase primarily reflects the roll-out of approximately 4,300 Global Draw terminals to Ladbrokes’ betting shops in the U.K and increased revenue from other U.K. customers ($2.6 million), including customers obtained through the Sceptre Leisure Solutions acquisition (completed in the second quarter of 2010), along with higher revenue from customers in the Caribbean and Mexico ($0.5 million).

Operating loss was $2.3 million in the first quarter of 2011, compared to operating income of $3.4 million in the first quarter of 2010.  This decline primarily reflected an increase in the cost of services related to the roll-out of terminals across the Ladbrokes estate, the loss of operating income due to the sale of the Racing Business ($2.6 million) and accelerated depreciation of Global Draw’s legacy platform technology ($5.2 million).  Excluding the results of the Racing Business in the first quarter of 2010, Diversified Gaming Group’s operating profit was $0.8 million, compared to an operating loss of $2.3 million in the current-year period.

Liquidity and Capital Resources
At March 31, 2011, the Company had cash and cash equivalents of $118.6 million and availability under its revolving credit facility of $198.0 million.  The Company had total indebtedness of $1,392.5 million as of March 31, 2011, compared to $1,396.7 million as of December 31, 2010.

The Company continued to manage working capital and focus on higher returns on capital while investing in growth, resulting in free cash flow of $26.8 million in the first quarter of 2011.  Total capital expenditures in the first quarter were approximately $21.8 million, along with approximately $27.7 million in investments in joint ventures primarily related to the Ladbrokes’ terminal roll-out and the Illinois private management agreement.

Conference Call Details
Scientific Games will host a conference call today at 5:00 pm Eastern Daylight Time to review these results and discuss other topics.  To access the call live via a listen-only webcast, please visit www.scientificgames.com and click on the webcast link under the Investor Information section.  To access the call by telephone, please dial (866) 314-5232 (U.S. and Canada) or (617) 213-8052 (International) 15 minutes prior to the start of the call. The conference ID is 43199790. A replay of the webcast and accompanying presentation will be archived in the Investor Information section on the Company’s website.

About Scientific Games
Scientific Games Corporation is a global leader in providing customized, end-to-end gaming solutions to lottery and gaming organizations worldwide. Scientific Games' integrated array of products and services include instant lottery games, lottery gaming systems, terminals and services, and internet applications, as well as server-based interactive gaming machines and associated gaming control systems. For more information, please visit our website at www.scientificgames.com.

Company Contact:
Cindi Buckwalter, Investor Relations
(212) 754-2233

Forward-Looking Statements
In this press release the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flows to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to complete the proposed acquisition of Barcrest Group Limited and Cyberview Technology CZ s.r.o.; inability to benefit from, and risks associated with, joint ventures and strategic investments and relationships; pending legal challenges that may affect our joint venture’s Illinois lottery private management agreement or the failure of our joint venture to meet the net income targets or otherwise realize the anticipated benefits under such agreement; seasonality; inability to identify and capitalize on trends and changes in the lottery and gaming industries; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with foreign operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in our periodic reports. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
Attributable EBITDA, as used herein, is based on the definition of "consolidated EBITDA" in our credit agreement (summarized below), except that attributable EBITDA as used herein includes our share of the EBITDA of all of our joint ventures (whereas "consolidated EBITDA" for purposes of the credit agreement generally includes our share of the EBITDA of our Italian joint venture but only the income of our other joint ventures to the extent it has been distributed to us).  Attributable EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net income (loss) in a schedule below.

Attributable EBITDA includes adjustments only to the extent contemplated by the definition of “consolidated EBITDA” in our credit agreement (which adjustments are summarized in the paragraph below). Note that the adjustment referred to in clause (9) in the paragraph below was added to the definition of “consolidated EBITDA” as part of the March 11, 2011 amendment to our credit agreement.

"Consolidated EBITDA" means, for any period, "consolidated net income" as defined in the credit agreement (i.e., generally our consolidated net income (or loss) excluding the income (or deficit) of our joint ventures (other than our Italian joint venture) except to the extent that such income has been distributed to us) for such period plus, to the extent deducted in calculating such consolidated net income for such period, the sum of (1) income tax expense, (2) depreciation and amortization expense, (3) interest expense (other than any interest expense of our Italian joint venture in respect of debt for borrowed money of such joint venture if such debt exceeds $25,000,000 in the aggregate), (4) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with debt (see line item captioned “Debt-Related Fees and Charges” in the schedules below), (5) amortization of intangibles (including goodwill) and organization costs (see line item captioned “Amortization of Intangibles” in the schedules below), (6) earn-out payments with respect to certain acquisitions that we have made, such as our acquisition of Global Draw, or any other “permitted acquisitions” (generally, acquisitions of companies that are primarily engaged in the same or related line of business and that become subsidiaries of ours, or acquisitions of all or substantially all of the assets of another company or division or business unit of another company), including any loss or expense with respect to such earn-out payments (see line item captioned “Earn-Outs for Permitted Acquisitions” in the schedules below), (7) extraordinary charges or losses determined in accordance with GAAP, (8) non-cash stock-based compensation expenses, (9) any cash compensation expense incurred but not paid in such period so long as no cash payment in respect thereof is made or required to be made prior to the scheduled maturity of the borrowings under the credit agreement (see line item captioned “Deferred Contingent Compensation Expense” in the schedules below), (10) up to $3,000,000 of expenses, charges or losses resulting from certain Peru investments (see line item captioned “Peru Investment Expenses, Charges or Losses” in the schedules below), (11) the non-cash portion of any non-recurring write-offs or write-downs as required in accordance with GAAP (see line item captioned “Non-Recurring Write-Offs under GAAP” in the schedules below), (12) advisory fees and related expenses paid to advisory firms in connection with “permitted acquisitions” (see line item captioned “Acquisition Advisory Fees” in the schedules below), (13) certain specified "permitted add-backs" (i.e., (A) up to $15,000,000 (less the amount of certain permitted pro forma adjustments to consolidated EBITDA in connection with material acquisitions) of charges incurred during any 12-month period in connection with (i) reductions in workforce, (ii) contract losses, discontinued operations, shutdown expenses and cost reduction initiatives, (iii) transaction expenses incurred in connection with potential acquisitions and divestitures, whether or not consummated, and (iv) restructuring charges and transaction expenses incurred in connection with certain transactions with Playtech Limited or its affiliates, and (B) reasonable and customary costs incurred in connection with amendments to the credit agreement) (see line item captioned “Specified Permitted Add-Backs” in the schedules below) (provided that the foregoing items (1) through (13) do not include write-offs or write-downs of accounts receivable or inventory and, except with respect to “permitted add-backs”, any write-off or write-down to the extent it is in respect of cash payments to be made in a future period), (14) to the extent treated as an expense in the period paid or incurred, certain payments, costs and obligations made or incurred by us in connection with any award of a concession to operate the instant ticket lottery in Italy, including any up-front fee required under the applicable tender process (see line item captioned “Italian Concession Obligations” in the schedules below), (15) restructuring charges, transaction expenses and shutdown expenses incurred in connection with the disposition of all or part of our racing and venue management businesses, together with any charges incurred in connection with discontinued operations and cost-reduction initiatives associated with such disposition, in an aggregate amount (for all periods combined) not to exceed $7,325,000 (see line item captioned “Racing Disposition Charges and Expenses” in the schedules below) and (16) up to 5,250,000 pounds Sterling during any four-quarter period of expenses or charges incurred in connection with the payment of license royalties or other fees to Playtech Limited or its affiliates and for software services provided to Global Draw or Games Media by Playtech Limited or its affiliates (see line item captioned “Playtech Royalties and Fees” in the schedules below), minus, to the extent included in the statement of such consolidated net income for such period, the sum of (1) interest income, (2) extraordinary income or gains determined in accordance with GAAP and (3) income or gains with respect to earn-out payments with respect to acquisitions referred to above (see line item captioned “Income on Earn-Outs for Permitted Acquisitions” in the schedules below), provided that the aggregate amount of “consolidated EBITDA” that is attributable to the Company’s interest in its Italian joint venture that would not have otherwise been permitted to be included in Consolidated EBITDA prior to giving effect to the March 11, 2011 amendment to the credit agreement will be capped at $25,000,000 in any period of four consecutive fiscal quarters (or $30,000,000 in the case of any such period ending on or prior to June 30, 2012).  “Consolidated EBITDA” is also subject to certain adjustments in connection with material acquisitions and dispositions as provided in the credit agreement.  The foregoing definitions of “consolidated net income” and “consolidated EBITDA” are qualified in their entirety by the full text of such definitions in our credit agreement as amended by the March 11, 2011 amendment thereto, copies of which are attached as Exhibits 10.1 to our Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 19, 2010 and March 14, 2011, respectively.

Free cash flow, as included herein, represents net cash provided by operating activities less total capital expenditures (which includes wagering systems expenditures and other intangible assets and software expenditures).  Free cash flow is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net cash provided by operating activities in a schedule below.

Joint venture EBITDA, as included herein, represents our share of our joint ventures’ EBITDA, which is defined as equity in earnings of our joint ventures (whether or not any such earnings have been distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other.  Joint venture EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to equity in earnings of joint ventures in a schedule below.

The Company’s management uses the foregoing non-GAAP financial measures in conjunction with GAAP financial measures to: monitor and evaluate the performance of the Company’s business operations, as well as the performance of its joint ventures, which have become a more significant part of the Company’s business; facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; review and assess the operating performance of the Company’s management team; analyze and evaluate financial and strategic planning decisions regarding future operating investments; and plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.  Accordingly, the Company’s management believes that these non-GAAP financial measures are useful to investors to provide them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management.

In addition, the Company’s management believes that attributable EBITDA is helpful in assessing the overall operating performance of the Company and its joint ventures and highlighting trends in the Company’s and its joint ventures’ core businesses that may not otherwise be apparent when relying solely on GAAP financial measures, because this non-GAAP financial measure eliminates from the Company’s and its joint ventures’ earnings financial items that management believes have less bearing on the Company’s and its joint ventures’ performance, such as income tax expense, depreciation and amortization expense and interest (income) expense.  Moreover, management believes attributable EBITDA is useful to investors because a significant and increasing amount of the Company’s business is from its joint ventures.  Management further believes that attributable EBITDA and free cash flow provide useful information regarding the Company’s liquidity and its ability to service debt and fund investments.  Management believes that joint venture EBITDA is helpful in monitoring the financial performance of the Company’s joint ventures and eliminates from the joint ventures’ earnings financial items that management believes have less bearing on the joint ventures’ performance.

The Company’s management also believes attributable EBITDA is useful to investors because the definition is derived from the definition of “consolidated EBITDA” in our credit agreement, which is used to calculate the Company’s compliance with the financial covenants contained in the credit agreement.  Moreover, attributable EBITDA and free cash flow (calculated by subtracting total capital expenditures (which includes wagering systems expenditures and other intangible assets and software expenditures) from attributable EBITDA) are metrics used in determining performance-based bonuses for 2011 (subject to certain additional adjustments in the discretion of the Compensation Committee (e.g., to take into account acquisitions, divestitures, sign-on or guaranteed bonuses approved by the Compensation Committee and accounting changes during the year)).

Accordingly, the Company’s management believes that the presentation of the non-GAAP financial measures, when used in conjunction with GAAP financial measures, provides both management and investors with financial information that can be useful in assessing the Company’s financial condition and operating performance.

The non-GAAP financial measures used herein should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.  The non-GAAP financial measures as defined in this press release may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
Revenue:
Instant tickets	$113,860	$109,099
Services	73,747	93,704
Sales	9,049	13,536
Total revenue	196,656	216,339

Operating expenses:
Cost of instant tickets (1)	67,233	63,917
Cost of services (1)	38,922	54,442
Cost of sales (1)	5,690	10,266
Selling, general and administrative expenses	39,554	38,556
Depreciation and amortization	30,904	27,655
Operating income	14,353	21,503
Other (income) expense:
Interest expense	26,455	24,714
Equity in earnings of joint ventures	(9,350)	(15,812)
Other (income) expense, net	(994)	5,982
	16,111	14,884
Income (loss) before income tax expense	(1,758)	6,619
Income tax expense	5,174	1,732
Net income (loss)	$(6,932)	$4,887

Net income (loss) per share:
Basic net income (loss)	$(0.08)	$0.05
Diluted net income (loss)	$(0.08)	$0.05
Weighted average number of shares:
Basic shares	91,886	93,993
Diluted shares	91,886	94,662

(1)	Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SELECTED CONSOLIDATED BALANCE SHEET DATA

March 31, 2011 and December 31, 2010
(Unaudited, in thousands)

	March 31,	December 31,
	2011	2010
Assets:
Cash and cash equivalents	$118,591	$124,281
Other current assets	279,016	289,384
Property and equipment, net	444,817	450,581
Long-term assets	1,363,437	1,287,292
Total assets	$2,205,861	$2,151,538

Liabilities and Stockholders' Equity:
Current portion of long-term debt	$10,427	$8,431
Other current liabilities	203,054	187,567
Long-term debt, excluding current portion	1,382,077	1,388,259
Other long-term liabilities	126,188	114,623
Stockholders' equity	484,115	452,658
Total liabilities and stockholders' equity	$2,205,861	$2,151,538

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATING DATA

Three Months Ended March 31, 2011 and 2010
(Unaudited, in thousands)

	Three Months Ended March 31, 2011
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant tickets	$113,860	$-	$-	$-	$113,860
Service revenue	-	49,216	24,531	-	73,747
Sales revenue	1,770	7,173	106	-	9,049
Total revenue	115,630	56,389	24,637	-	196,656
Cost of instant tickets (1)	67,233	-	-	-	67,233
Cost of services (1)	-	25,968	12,954	-	38,922
Cost of sales (1)	1,006	4,649	35	-	5,690
Selling, general and administrative expenses	9,560	3,873	2,490	19,029	34,952
Stock-based compensation	820	399	436	2,947	4,602
Depreciation and amortization	8,360	11,367	11,048	129	30,904
Operating income (loss)	$28,651	$10,133	$(2,326)	$(22,105)	$14,353

	Three Months Ended March 31, 2010
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant tickets	$109,099	$-	$-	$-	$109,099
Service revenue	-	48,187	45,517	-	93,704
Sales revenue	2,870	9,711	955	-	13,536
Total revenue	111,969	57,898	46,472	-	216,339
Cost of instant tickets (1)	63,917	-	-	-	63,917
Cost of services (1)	-	26,673	27,769	-	54,442
Cost of sales (1)	2,008	7,459	799	-	10,266
Selling, general and administrative expenses (2)	9,616	5,123	5,812	10,915	31,466
Stock-based compensation (2)	624	258	561	5,647	7,090
Depreciation and amortization	8,537	10,814	8,181	123	27,655
Operating income (loss) (2)	$27,267	$7,571	$3,350	$(16,685)	$21,503

(1)	Exclusive of depreciation and amortization.
(2)
In connection with the realignment of its management structure in January 2011, the Company determined to no longer allocate certain overhead expenses to its reportable segments, effective as of January 1, 2011.  The segment information for the three months ended March 31, 2010 has been adjusted to reflect this change in segment reporting.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ATTRIBUTABLE EBITDA
RECONCILIATION OF EQUITY IN EARNINGS OF JOINT VENTURES TO JOINT VENTURE EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2011	2010

Net income (loss)	$(6,932)	$4,887
Add: Income tax expense	5,174	1,732
Add: Depreciation and amortization expense	30,904	27,655
Add: Interest expense	26,455	24,714
Add: Other expense (income), net	(994)	5,982
EBITDA	$54,607	$64,970

Credit Agreement adjustments:
Add: Debt-Related Fees and Charges (1)	$112	$-
Add: Amortization of Intangibles	-	-
Add: Earn-outs for Permitted Acquisitions	-	-
Add: Extraordinary Charges or Losses under GAAP	-	-
Add: Non-Cash Stock-Based Compensation Expenses	4,602	7,090
Add: Deferred Contingent Compensation Expense	750	-
Add: Non-Recurring Write-Offs under GAAP	-	-
Add: Acquisition Advisory Fees	-	-
Add: Specified Permitted Add-Backs (2)	1,704	-
Add: Italian Concession Obligations	-	7,722
Add: Racing Disposition Charges and Expenses	35	-
Add: Playtech Royalties and Fees	418	-
Less: Interest Income	(122)	(160)
Less: Extraordinary Income or Gains under GAAP	-	-
Less: Income on Earn-Outs for Permitted Acquisitions	-	-

Adjustments to conform to Credit Agreement definition:
Add/Less: Other expense (income), net (3)	994	(5,982)
Less: Equity in earnings of joint ventures	(9,350)	(15,812)
Add: Joint venture EBITDA	21,234	18,734
Attributable EBITDA	$74,984	$76,562

Joint venture EBITDA (4):
Equity in earnings of joint ventures	$9,350	$15,812
Add: Income tax expense	2,979	460
Add: Depreciation and amortization expense	8,304	1,784
Add: Interest expense, net of other	601	678
Joint venture EBITDA	$21,234	$18,734

(1)	Amount reflects write-off of unamortized deferred financing costs in connection with early extinguishment of debt.
(2)	Amount includes management transition expenses, transaction expenses, contract impairments and restructuring expenses.
(3)	Amounts include foreign exchange transactions, interest income, minority interest and other items.
(4)
Joint venture EBITDA includes results from the Company's participation in Consorzio Lotterie Nazionali (through  September 30, 2010), Lotterie Nazionali S.r.l. (beginning October 1, 2010), Roberts Communications Network, LLC, CSG Lottery Technology (Beijing) Co. Ltd., Shandong Inspur Scientific Games Technology, Ltd. (through December 31, 2010), Sportech Plc (beginning October 5, 2010), Sciplay (beginning January 21, 2010), Guard Libang and Northstar Lottery Group, LLC (beginning March 1, 2011).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended March 31,
	2011	2010

Net cash provided by operating activities	$48,610	$40,788

Less: Capital expenditures	(1,658)	(1,706)
Less: Wagering systems expenditures	(8,788)	(12,411)
Less: Other intangible assets and software expenditures	(11,368)	(7,787)
Total Capital Expenditures	$(21,814)	$(21,904)

Free cash flow	$26,796	$18,884

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited, in thousands, except terminals and ASP)

	Three Months Ended March 31,
	2011	2010

Italy - Gratta e Vinci:
Retail Sales (Euros)	2,732,000	2,490,000

China - China Sports Lottery:
Retail Sales (RMB)	4,428,000	3,216,000
Tickets Sold	653,997	466,846
ASP (RMB)	6.77	6.89

	As of March 31,
Terminal installed base at end of period:	2011	2010
Global Draw	22,705	17,507
Games Media	3,513	2,489

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES ("SGC")
RECONCILIATION OF COMPANY OPERATING RESULTS TO
RESULTS EXCLUDING THE RACING BUSINESS

(Unaudited, in thousands)

	Three Months Ended March 31, 2010
		Less:	SGC
	SGC	Racing	Excluding
	Total	Business	Racing

Instant tickets	$109,099	$-	$109,099
Service revenue	93,704	23,814	69,890
Sales revenue	13,536	724	12,812
Total revenue	216,339	24,538	191,801
Cost of instant tickets (1)	63,917	-	63,917
Cost of services (1)	54,442	18,026	36,416
Cost of sales (1)	10,266	600	9,666
Selling, general and administrative expenses	31,466	3,131	28,335
Stock-based compensation	7,090	204	6,886
Depreciation and amortization	27,655	15	27,640
Operating income	$21,503	$2,562	$18,941

(1)	Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF DIVERSIFIED GAMING GROUP OPERATING
RESULTS TO RESULTS EXCLUDING THE RACING BUSINESS

(Unaudited, in thousands)

	Three Months Ended March 31, 2010
	Diversified	Less:	DGG
	Gaming	Racing	Excluding
	Group (DGG)	Business	Racing

Instant tickets	$-	$-	$-
Service revenue	45,517	23,814	21,703
Sales revenue	955	724	231
Total revenue	46,472	24,538	21,934
Cost of instant tickets (1)	-	-	-
Cost of services (1)	27,769	18,026	9,743
Cost of sales (1)	799	600	199
Selling, general and administrative expenses	5,812	3,131	2,681
Stock-based compensation	561	204	357
Depreciation and amortization	8,181	15	8,166
Operating income	$3,350	$2,562	$788

(1)	Exclusive of depreciation and amortization.